Rule 424 (b) (3)
File N0.: 33-84626
EXHIBIT A TO DEPOSIT AGREEMENT
No.
[Sponsored-Exempt]

___AMERICANDEPOSITARYSHARES
(EachAmericanDepositary
Sharerepresentsfifty
deposited Shares)



OVERSTAMP: Effective September 30, 2005,
one American Depositary Share represents 20
deposited shares.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF COMMON STOCK
WITHOUT NOMINAL (PAR) VALUE OF
VINA CONCHA Y TORO S.A.
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF CHILE)
THE OWNER OF THIS RECEIPT IS
ADVISED THAT THE RIGHTS TO
CONVERT INTO DOLLARS THE PESOS
RECEIVED IN CONNECTION WITH
THE DEPOSITED SECURITIES AND
REMIT ABROAD DIVIDENDS AND
OTHER PAYMENTS ARE CONTINGENT
UPON THE SATISFACTION OF THE
TERMS AND CONDITIONS SET FORTH
IN THE FOREIGN EXCHANGE
CONTRACT REFERRED TO HEREIN.
SHARES WITHDRAWN FROM THE
FACILITY MAY ONLY BE
REDEPOSITED INTO THE FACILITY
SUBJECT TO THE SATISFACTION OF
CERTAIN CONDITIONS.  FURTHER,
ACCESS TO THE FORMAL CURRENCY
MARKET IS NOT AUTOMATIC UNDER
THE FOREIGN EXCHANGE CONTRACT
BUT REQUIRES THE APPROVAL OF
THE CENTRAL BANK OF CHILE (THE
CENTRAL BANK) (WHICH WILL BE
DEEMED TO HAVE BEEN GIVEN
SEVEN BANKING DAYS AFTER A
REQUEST HAS BEEN MADE
THEREFOR).  IN ADDITION, WHILE
UNDER CURRENT CHILEAN LAW THE
FOREIGN EXCHANGE CONTRACT
CANNOT BE AMENDED
UNILATERALLY BY THE CHILEAN
GOVERNMENT, ADDITIONAL
RESTRICTIONS ON THE BENEFITS OF
THE FOREIGN EXCHANGE CONTRACT
COULD BE IMPOSED BY THE
CHILEAN GOVERNMENT.
TRANSFEREES OF WITHDRAWN
SHARES ARE NOT ENTITLED TO THE
RIGHTS SET FORTH IN THE FOREIGN
EXCHANGE CONTRACT.
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that
____________________________________
_____________, or registered assigns IS
THE OWNER OF
____________________________
AMERICAN DEPOSITARY SHARES
representing deposited shares of common
stock without nominal (par) value (herein
called Shares) of Vina Concha y Toro S.A.,
incorporated under the laws of Chile (herein
called the Company).  At the date hereof,
each American Depositary Share represents
fifty Shares deposited or subject to deposit
under the Deposit Agreement (as such term
is hereinafter defined) at the Santiago, Chile
office of Banco de Chile (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at 48
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of October 13, 1994
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities shall
comply with applicable Chilean law and
regulations including regulations of the
SVS, and may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or certificates
properly endorsed or accompanied by proper
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.  Simultaneously with
the delivery of Deposited Securities to the
Owner or its designee, the Custodian,
pursuant to the Foreign Exchange Contract,
will issue or cause to be issued to the Owner
or such designee a certificate which states
that the Deposited Securities have been
transferred to the Owner or its designee by
the Depositary and that the Depositary
waives in favor of the Owner or its designee
the right of access to the formal foreign
exchange market relating to such withdrawn
Deposited Securities.
      Neither the Depositary nor the
Custodian shall deliver Shares, by physical
delivery, book entry or otherwise (other than
to the Company or its agent as contemplated
by Section 4.08 of the Deposit Agreement),
or otherwise permit Shares to be withdrawn
from the facility created thereby, except
upon the receipt and cancellation of
Receipts.
      For purposes of a tax ruling dated
January 29, 1990 issued by the Chilean
Internal Revenue Service regarding certain
tax matters relating to American Depositary
Shares and American Depositary Receipts,
the acquisition value of any Share or other
Deposited Security upon its withdrawal by
an Owner upon surrender of the
corresponding Receipt shall be the highest
reported sales price of such Share or other
Deposited Security on the Bolsa de
Comercio de Santiago (the Santiago Stock
Exchange) on the day on which the transfer
of such Share or other Deposited Security
from the Depositary to such Owner is
recorded on the books of the Foreign
Registrar.  In the event that the shares or
other Deposited Securities are not then
traded on the Santiago Stock Exchange,
such value shall be the highest reported sales
price on the principal stock exchange or
other organized securities market in Chile on
which such Shares or other Deposited
Securities are then traded.  In the event that
no such sales price is reported on the day on
which such transfer is recorded on the books
of the Foreign Registrar, such value shall be
deemed to be the highest sales price
reported, provided, that if such day is more
than 30 days prior to the date of such
transfer, such price shall be increased by the
percentage increase over the corresponding
period in the Chilean consumer price index
as reported by the pertinent governmental
authority of Chile.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares and the same aggregate
rights to distributions with respect thereto as
those evidenced by the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Company, the Custodian, or Registrar may
require (a) payment from the depositor of
the Shares or the presentor of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
(b) the production of proof satisfactory to it
as to the identity and genuineness of any
signature and (c) compliance with any
regulations the Depositary and the Company
may establish consistent with the provisions
of the Deposit Agreement or this Receipt,
including, without limitation, this Article 3
or as may be established by the Central
Bank or the SVS.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
The surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
other charges as contemplated herein and in
Section 3.02 of the Deposit Agreement, and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.  The Depositary will use
reasonable efforts to comply with written
instructions of the Company not to accept
for deposit hereunder any Shares identified
in such instructions at such times and under
such circumstances as may reasonably be
specified in such instructions in order to
facilitate the Companys compliance with the
securities laws in the United States.  If in the
opinion of the Depositary there is a
reasonable possibility that a fee, tax or other
charge of the sort referred to in Section 3.02
of the Deposit Agreement will become
payable by, or be assessed against, the
Depositary or a Custodian following the
delivery, transfer or surrender of Receipts or
withdrawal of Shares or other Deposited
Securities, the Depositary may, in its
discretion and as a condition precedent to
the consummation of any such transaction,
require the Owner to give the Depositary an
indemnity bond in such form and amount
and with such surety as it may accept as
reasonably sufficient to indemnify it against
such potential liabilities.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt, or any Deposited Securities
represented by any Receipt, including
without limiting the generality of the
foregoing any Chilean tax on a gain realized,
or deemed to be realized, upon the
withdrawal or sale of Shares or other
Deposited Securities, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary, who shall
pay the amount thereof to the Depositary
upon demand.  The Depositary may and at
the request of the Company shall refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, non-
assessable, and free of any preemptive rights
and that the certificates therefor have been
validly authorized and issued; provided,
however, that, with respect to the Shares to
be deposited hereunder by the Depositary, as
attorney-in-fact of the Underwriters referred
to in the Registration Statement of the
Company on Form F-1 covering such
Shares, such representations and warranties
instead shall be deemed to be given by the
Company.  Every such person shall also be
deemed to represent that the deposit of such
Shares and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, payment of all applicable Chilean
taxes or other governmental charges, or such
information relating to the registration on
the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
require by written request to the Depositary
or the Custodian.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
the deposit has been authorized by the
Central Bank (unless and until the Company
provides the Depositary with evidence
satisfactory to it that such authorization is no
longer necessary), and that the conditions
for such authorization, as set forth in the
Foreign Exchange Contract, have been
satisfied.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges
(except as provided in Section 5.08 of the
Deposit Agreement), (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to the name
of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee not in
excess of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Sections 2.03 or 4.03 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.05 of the
Deposit Agreement and (6) a fee for, and
deduct such fee from, the distribution of
proceeds of sales of securities or rights
pursuant to Sections 4.02 or 4.04,
respectively, of the Deposit Agreement,
such fee being in an amount equal to the fee
for the issuance of American Depositary
Shares referred to above which would have
been charged as a result of the deposit by
Owners of securities (for purposes of this
clause 6 treating all such securities as if they
were Shares) or Shares received in exercise
of rights distributed to them pursuant to
Sections 4.02 or 4.04, respectively, but
which securities or rights are instead sold by
the Depositary and the net proceeds
distributed.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
The Depositary may issue Receipts against
rights to receive Shares from the Company
(or any agent of the Company recording
Share ownership).  No such issue of
Receipts will be deemed a Pre-Release
subject to the restrictions of the following
paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.03 hereof,
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.02
(Pre-Release).  The Depositary may,
pursuant to Section 2.05, deliver Shares
upon the receipt and cancellation of Receipts
which have been Pre-Released, whether or
not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has
been Pre-Released.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied
by a written representation and agreement
from the person to whom Receipts are to be
delivered (the Pre-Releasee) that the Pre-
Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the
case may be, (ii) assigns all beneficial right,
title and interest in such Shares or Receipts,
as the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with
such transfer of beneficial ownership
(including, without the consent of the
Depositary, disposing of such Shares or
Receipts, as the case may be, other than in
satisfaction of such Pre-Release), (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a case
by case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt that
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees that title to this Receipt,
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument,
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement or for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary or, if a Registrar
for the Receipts shall have been appointed,
by the manual or facsimile signature of a
duly authorized officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and
accordingly files certain reports with the
Commission.  Such reports and other
information will be available for inspection
and copying at the public reference facilities
maintained by the Commission located on
the date of the Deposit Agreement at 450
Fifth Street, N.W., Washington, D.C. 20549.
      The Depositary shall make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian or the nominee of
either of them, as the holder of the
Deposited Securities and (b) made generally
available to the holders of such Deposited
Securities by the Company.  The Depositary
will also send to Owners of Receipts copies
of such reports and communications when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian shall receive any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary shall, as promptly
as practicable, subject to the provisions of
the Deposit Agreement, convert or cause to
be converted such dividend or distribution
into Dollars and shall, as promptly as
practicable, distribute the amount thus
received (net of the expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement)
to the Owners entitled thereto, provided,
however, that the Depositary shall make
appropriate adjustments in the amounts so
distributed in respect of (a) any such
Deposited Securities being not entitled, by
reason of date of issuance or otherwise, to
receive all or any portion of such
distribution or (b) any amounts (i) withheld
or required to be withheld by the Company,
the Custodian or the Depositary from any
such distribution pursuant to Section 3.02 of
the Deposit Agreement or otherwise on
account of taxes or other governmental
charges, or (ii) charged by the Depositary in
the conversion of foreign currency into
Dollars pursuant to Section 4.05 of the
Deposit Agreement.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary
shall, as promptly as practicable, after
consultation with the Company, cause the
securities or property received by it to be
distributed to the Owners entitled thereto, in
any manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners entitled thereto as
in the case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, after consultation with the
Company, and shall if the Company shall so
request, distribute as promptly as practicable
to the Owners entitled thereto, in proportion
to the number of American Depositary
Shares representing such Deposited
Securities held by them, respectively,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and Section
5.09 of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
set forth in the Deposit Agreement.  If in the
opinion of the Depositary any distribution of
Shares cannot be made proportionately
among the Owners entitled thereto, or if for
any other reason (including, but not limited
to, any requirement that the Company or the
Depositary withhold an amount on account
of taxes or other governmental charges or
that such securities must be registered under
the Securities Act of 1933 in order to be
distributed to Owners or holders) the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the Shares thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement) shall be
distributed by the Depositary to the Owners
entitled thereto as in the case of a
distribution received in cash.  If additional
Receipts or such proceeds are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners entitled
thereto in proportion to the number of
American Depositary Shares held by them,
respectively.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
after consultation with the Company, have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may, after
consultation with the Company, distribute to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner hereunder,
the Depositary will make such rights
available to such Owner upon written notice
from the Company to the Depositary that (a)
the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments
or as may be requested by the Company to
the Depositary in writing, the Depositary
shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the
Company shall, upon receipt of payment of
any charges requested as above, cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article 13, such
Receipts shall be legended in accordance
with applicable U.S. laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may, after consultation with the
Company, sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available, and allocate the net proceeds of
such sales (net of the fees of the Depositary
as provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests the distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from counsel in the
United States for the Company, satisfactory
to the Depositary, upon which the
Depositary may rely that such distribution to
such Owner does not require registration
under the Securities Act of 1933.  In no
event shall the Company have any
obligation to register such rights or any
securities under the Securities Act of 1933,
secure an exemption for such rights or any
securities under the Securities Act of 1933,
or furnish the aforementioned opinion.  The
holders of Receipts alone shall be
responsible for payment of any taxes or
other governmental charges due as a result
of sales or transfers pursuant to Section 4.04
of the Deposit Agreement.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Pesos or other
foreign currency, by way of dividends or
other distributions or the net proceeds from
the sale of securities, property or rights, and
if at the time of the receipt thereof the
foreign currency so received can in the
judgment of the Depositary be converted on
a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary shall, subject to the
Foreign Exchange Contract and any other
requirements of Chilean Law or regulation
in effect from time to time, as promptly as
practicable, convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed, as promptly as practicable, to the
Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      The Depositary shall exercise its
rights under the Foreign Exchange Contract
as and to the extent appropriate in order to
effect such conversions or distributions, and
is authorized to give such certifications, and
enter into such agreements and
arrangements as may be necessary or
convenient thereunder or in connection
therewith, provided, however, that the
Depositary shall not be obligated to incur
any material expense in connection
therewith or to take any such action at its
own risk.
      If such conversion or distribution can
be effected only with some approval or
license of any government or agency
thereof, other than the Foreign Exchange
Contract and the approvals contemplated
thereby, the Depositary may make an
application for such approval or license (in
its own name as agent or on behalf of the
Owners, or in the name of the Owners),
provided, that it shall have no obligation to
make such an application unless it receives
satisfactory indemnity with respect to the
costs and risks of any such application.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if the Foreign Exchange Contract shall cease
to be in effect or the rights of the Depositary
thereunder shall be restricted or suspended
or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable (for whatever reason, including
failure of the Depositary to receive
satisfactory indemnity for the costs and risks
of obtaining such approval or license), or if
any such approval or license is not obtained
within a reasonable period as determined by
the Depositary, the Depositary shall, (a) as
to that portion of the foreign currency that is
convertible into Dollars, make such
conversion and, if permitted by applicable
law, transfer such Dollars to the United
States for distribution to Owners in
accordance with the first paragraph of this
Article 14 and (b) as to the nonconvertible
balance, if any, (i) if requested in writing by
an Owner, distribute or cause the Custodian
to distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received
by the Depositary or Custodian to such
Owner and (ii) the Depositary shall hold or
shall cause the Custodian to hold any
amounts of nonconvertible foreign currency
not distributed pursuant to the immediate
preceding subclause (i) without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, the Depositary shall,
after consultation with the Company, fix a
record date (which shall be the same date as
the record date set by the Company, or if
this is not practicable, shall be as near as
practicable to any corresponding record date
set by the Company) for the determination
of the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting or solicitation, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date which shall be the record date
established pursuant to the Deposit
Agreement will be entitled, subject to any
applicable provision of Chilean law and of
the Estatutos of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares, and (c) a statement as to
the manner in which such instructions may
be given, including an express indication
that instructions may be given (or be
deemed given in accordance with the next to
last sentence of this Article 16 if no
instruction is received) to the Depositary to
give a discretionary proxy to a person or
persons designated by the Company.  Upon
the written request of an Owner of a Receipt
on such record date, received on or before
the date established by the Depositary for
such purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
The Depositary shall not itself exercise any
voting discretion over any Deposited
Securities.  If no instructions are received by
the Depositary from any Owner with respect
to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person or persons designated by the
Company with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person or persons
designated by the Company to vote such
Deposited Securities, provided that no such
instruction shall be deemed given and no
such discretionary proxy shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information promptly in writing) that (a) the
Company does not wish such proxy given or
(b) such matter materially and adversely
affects the rights of holders of the Shares.  If
any requirement of Chilean law, of the
Estatutos of the Company, or of any
securities exchange on which Shares, other
Deposited Securities, Receipts or the
American Depositary Shares evidenced
thereby are listed does not permit the
Depositary to vote (or to vote on any
particular matter) in accordance with
instructions received from Owners or in
accordance with a deemed discretionary
proxy, the Depositary shall not vote the
Shares or other Deposited Securities.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, after consultation with the
Company, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States, Chile, or
any other country, or of any other stock
exchange or governmental or regulatory
authority (including any action that may
constitute a breach by the Central Bank of
Chile of its obligations under the Foreign
Exchange Contract), or by reason of any
provision, present or future, of the Foreign
Exchange Contract, or, in the case of the
Depositary or its agents, of the Estatutos of
the Company, or of the Deposited Securities,
or by reason of any act of God or war or
other circumstances beyond its control, the
Depositary or the Company, or any of their
agents, shall be prevented or forbidden from
or be subject to any civil or criminal penalty
on account of doing or performing any act or
thing which by the terms of the Deposit
Agreement, the Foreign Exchange Contract,
the Companys Estatutos or the Deposited
Securities it is provided shall be done or
performed; nor shall the Depositary or the
Company, or any of their agents, incur any
liability to any Owner or holder of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement, the Foreign Exchange
Contract, the Companys Estatutos or the
Deposited Securities, it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is without negligence or bad
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates
and any Custodian against, and hold each of
them harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise (a) out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement, the Receipts, or the
Foreign Exchange Contract, as the same
may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
any of them, or (ii) by the Company or any
of its directors, employees, agents and
affiliates, (b) out of or in connection with
any offer or sale to the public of the
American Depositary Shares evidenced by
Receipts or any Registration Statement
under the Securities Act of 1933 in respect
thereof, except to the extent such loss,
liability, or expense is due to information (or
omissions from such information) relating to
such indemnified person, furnished in
writing to the Company by such indemnified
person expressly for use in a Registration
Statement under the Securities Act of 1933;
or (c) out of or in connection with any tax
levied or asserted by Chile on the
Depositary or a Custodian (including
without limiting the generality of the
foregoing any tax on a gain realized, or
deemed to be realized, upon the withdrawal
or sale of Shares or other Deposited
Securities, but excluding a tax on the
Depositarys or Custodians overall net
income) as a result of performing its
functions hereunder or in respect hereof and
in respect of which the Depositary or the
Custodian, as the case may be, shall not
have received compensation pursuant to
Section 3.02 of the Deposit Agreement.  The
indemnity in the foregoing clause (c) is not
intended to relieve any Owner of any
liability it may have with respect to such
Chilean taxes.  No disclaimer of liability
under the Securities Act of 1933 is intended
by any provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder upon 90 days
written notice of its election so to do
delivered to the Company, such resignation
to take effect upon the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by written
notice of such removal effective upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, with the
approval of the Company, which approval
shall not be unreasonably withheld, it may
appoint a substitute or additional custodian
or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of three months after
notice of such amendment shall have been
given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate
the Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to it or upon its order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights as provided in the Deposit Agreement,
and shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
22.	DISCLOSURE OF INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities may
require the disclosure of beneficial or other
ownership of Deposited Securities, other
Shares and other securities to the Company
and may provide for blocking transfer and
voting or other rights to enforce such
disclosure or limit such ownership, the
Depositary shall use its reasonable efforts to
comply with Company instructions as to
Receipts in respect of any such enforcement
or limitation, if such efforts may be
undertaken without risk of the Depositary
thereby incurring liability or expense, and
Owners shall comply with all such
disclosure requirements and ownership
limitations and shall cooperate with the
Depositarys compliance with such Company
instructions.
23.	COMPLIANCE WITH CHILEAN
LAW.
      Pursuant to a Circular Letter of the
SVS dated June 28, 1990, Owners of
Receipts are deemed, for certain purposes of
Chilean law, to be treated as owners of
Deposited Securities.  Accordingly, Owners
shall, as a matter of Chilean law, be
obligated to comply with the requirements
of Articles 12 and 54 and Title XV of Law
18,045 of Chile.  Article 12 requires that,
among other things, Owners report to the
SVS and the stock exchanges in Chile on
which the Shares are listed within 5 days of
any relevant acquisition or sale:
      (a)	any direct or indirect
acquisition or sale of Receipts that
results in the Owner acquiring or
disposing of, directly or indirectly,
the right to own 10% or more of the
total share capital of the Company;
and
      (b)	any direct or indirect
acquisition or sale of Receipts or
options to buy or sell Receipts, in
any amount, made by (i) an Owner
that owns Receipts representing 10%
or more of the Shares or (ii) a
director, general manager or
manager of the Company.
Article 54 requires that, among other things, any Owner intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045) of the Company (a) publish a notice of such intention in a newspaper in Chile disclosing the price and terms of any such acquisition at least five days prior to the actual acquisition and (b) send a written notice of such intention to the SVS and the stock exchanges in Chile on which the Shares are listed prior to such publication.


(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)
NOTE:	The signature to any
endorsement hereon must
correspond with the name as
written upon the face of this
Receipt in every particular,
without alteration or
enlargement or any change
whatever.
If the endorsement be
executed by an attorney,
executor, administrator,
trustee or guardian, the
person executing the
endorsement must give his
full title in such capacity and
proper evidence of authority
to act in such capacity, if not
on file with the Depositary,
must be forwarded with this
Receipt.
All endorsements or
assignments of Receipts must
be guaranteed by an eligible
guarantor institution
(including, but not limited to,
a New York Stock Exchange
member firm or member of
the Clearing House of the
American Stock Exchange
Clearing Corporation or by a
bank or trust company having
an office or correspondent in
The City of New York)
meeting the requirements of
the Depositary, which
requirements include
membership or participation
in STAMP or such other
signature guarantee program
as may be determined by the
Depositary in addition to, or
in substitution for, STAMP,
all in accordance with the
Securities Exchange Act of
1934, as amended.

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